UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☒	Soliciting Materials Pursuant to §240.14a-12

Longview Acquisition Corp.

767 Fifth Avenue, 44th Floor

New York, New York 10153

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THIS FILING CONSISTS OF A REMINDER EMAIL AND TEXT MESSAGE SENT TO CERTAIN INDIVIDUAL STOCKHOLDERS RELATED TO THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 12, 2021 OF LONGVIEW ACQUISITION CORP. AND THE RELATED PROXY STATEMENT.

Dear Longview Acquisition Corp. Stockholder,

Longview Acquisition Corp.’s special meeting of shareholders is scheduled for February 12th, 2021. As a stockholder, your vote is of the utmost importance to the company and the Board of Directors wants to be sure you have a chance to cast your vote.

MEETING DATE: February 12th, 2021 for Shareholders as of January 15th, 2021

Proposals to be voted on:

•	The Business Combination Proposal

•	The Charter Amendment Proposal, including the Advisory Charter Amendment Proposals

•	The NYSE Proposal

•	The Director Election Proposal

•	The Equity Incentive Plan Proposal

•	The Adjournment Proposal

The Board of Directors unanimously recommends that you vote or give instruction to vote “FOR” each of those proposals.

The following materials regarding the meeting are available for your review:

Proxy Statement – Click Here

To vote you can call the Company's proxy solicitor, Okapi Partners LLC, toll-free at 1-844-343-2623 to quickly vote your account(s) over the phone. Voting will take less than 2 minutes of your time.

Your vote is needed, even if you sold your shares.

Thank you for your support!

Dear Longview stockholder: The special meeting for the Butterfly transaction is 14 days away. PLEASE call 844-343-2623 to vote--even if you sold your shares!